EXHIBIT 2.b


                                                           [Form of Floating
                                                            Rate Permanent
                                                            Global Security - No
                                                            OID]


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITORY"), TO PITNEY BOWES CREDIT CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THIS DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS SECURITY IS A SECURITY IN PERMANENT GLOBAL FORM AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.


CUSIP NO.
No. FLR-                                                      $

                        PITNEY BOWES CREDIT CORPORATION

                           MEDIUM-TERM NOTE, SERIES D
                             (Global Floating Rate)

SPECIFIED CURRENCY:                                        EXCHANGE RATE
                                                           AGENT:



ORIGINAL                             INITIAL               MATURITY
ISSUE DATE:                       INTEREST RATE:           DATE:



AUTHORIZED DENOMINATIONS:
(only applicable if Specified

Currency is other than U.S.
dollars)



INDEX CURRENCY (if other than
U.S. dollars):



INDEX MATURITY:                                            SPREAD (plus
                                                           or minus):


INTEREST RATE                                              SPREAD
BASIS:                                                     MULTIPLIER:



INTEREST RESET                                             MAXIMUM
PERIOD:                                                    INTEREST RATE:



INTEREST PAYMENT                                           MINIMUM
DATES:                                                     INTEREST RATE:



                                                           REGULAR RECORD
                                                           DATES:



INTEREST                                                   CALCULATION
RESET DATES:                                               DATES:



INTEREST                                                   CALCULATION
DETERMINATION DATES:                                       AGENT:


REDEMPTION                                                 REDEMPTION
COMMENCEMENT DATE:                                                 PERIODS AND
                                                           PRICES:

REPAYMENT DATE:                                            REPAYMENT
                                                           PERIODS AND
                                                           PRICES:
OTHER/ADDITIONAL TERMS:

     PITNEY BOWES CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & Co., as nominee for the Depositary, or registered assigns, the principal sum of

                                                                           (any
such currency or composite currency being hereinafter referred to as a "Specified Currency") on the Maturity Date shown above or, together with any premium thereon, upon any applicable Redemption or Repayment Date specified above, and to pay Interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates set forth above and on the Maturity Date, commencing on the first such Interest Payment Date next succeeding the Original Issue Date, provided that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date, at the rate per annum determined in accordance with the provisions hereinafter set forth, depending on the Interest Rate Basis specified above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Market Day (as defined below)), next preceding each Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption or repayment will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holder of this permanent global Security not more than 15 days and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this permanent global Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The term "Market Day" means (i) unless otherwise provided in this definition, any day that is a Business Day (as defined below) in The City of New York; (ii) if the Interest Rate Basis specified above is LIBOR, any Business Day in The City of New York that is also a London Business Day (as defined below); (iii) if the Specified Currency shown above is not U.S. dollars or euro, any day that is a Business Day both in The City of New York and in the Principal Financial Center (as defined below) in the country of the Specified Currency; and (iv) if the Specified Currency shown above is euro, any date that is a Business Day in The City of New York that is designated as a euro settlement day by the Euro Banking Association in Paris or otherwise generally regarded in the euro interbank market as a day on which payments in euro are made. The term "Business Day", when used with respect to any place, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place are authorized or obligated by law to close. The term "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The term "Principal Financial Center" as used herein means the capital city of the country issuing the currency or composite currency in which payment in respect of this Security is to be made, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Italian lira, Swiss francs, Dutch guilders, Portuguese escudos, South African rand and euros, the Principal Financial Center shall be The City of New York, Sydney, Toronto, Frankfurt, Milan, Zurich, Amsterdam, London, Johannesburg and Luxembourg, respectively.

     Payment of principal of (and premium, if any) and interest on this permanent global Security will be made in U.S. dollars unless the Holder elects to receive all or part of such payments in such Specified Currency. A Holder of a permanent global Security denominated in a Specified Currency other than U.S. dollars may so elect by delivery of a written request to the Paying Agent, on or prior to the applicable Record Date or the date fifteen calendar days prior to maturity or earlier redemption or repayment, as the case may be. Such written request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Such election shall remain in effect unless such request is revoked on or prior to the applicable Record Date or the date fifteen days prior to maturity or earlier redemption or repayment, as the case may be.

     Payments in U.S. dollars, in respect of a Security denominated in a Specified Currency other than U.S. dollars, will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation for U.S. dollars received by such Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date from three recog nized foreign exchange dealers, for settlement on such payment date of the aggregate amount of the Specified Currency payable to all Holders of permanent global Securities denominated in such Specified Currency electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such permanent global Securities by deductions from such payments. If three such bid quotations are not available on the second Business Day preceding the payment of principal (and premium, if any) or interest with respect to any permanent global Security, such payment will be made in the Specified Currency.

     Payment of principal of (and premium, if any) and interest due on this permanent global Security will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of this permanent global Security for all purposes under the Indenture.

     Unless otherwise specified above, payments of interest and principal (and premium, if any) with respect to any permanent global Security made in a Specified Currency other than U.S. dollars will be made by wire transfer in immediately available funds to an account with a bank located in the country issuing the Specified Currency (or, with respect to permanent global Securities denominated in euros, a euro account) or other jurisdiction acceptable to the Company and the Paying Agent as shall have been designated on or before the fifth Business Day after the Regular Record Date with respect to a payment of interest or on or before the stated maturity, redemption or repayment date, as the case may be, by the registered Holder of this permanent global Security on the relevant Regular Record Date or maturity, redemption or repayment date, provided that, in the case of payment of principal of (and premium, if any) and any interest due at maturity or upon earlier redemption or repayment, this permanent global Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at its

Corporate Trust Office in Atlanta, Georgia, and, unless revoked, any such designation made with respect to any Secu rity by a registered Holder will remain in effect with respect to any further payments with respect to this Security payable to such Holder. If a payment with respect to this Security cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within 5 days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payment will be borne by the Holder hereof in respect of which payments are made.

     If the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Company will be entitled to satisfy its obligations to Holders by making payments in U.S. dollars on the basis of the most recently available Exchange Rate. The "Exchange Rate" means the noon buying rate in The City of New York for cable transfers for the relevant Specified Currency. Any payment made under such circumstances in U.S. dollars where the required payment is other than U.S. dollars will not constitute an Event of Default under the Indenture.

     This permanent global Security is exchangeable or transferable in whole or from time to time in part for Securities of this series in definitive registered form only as provided in this paragraph. If (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this permanent global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, (ii) the Company in its sole discretion determines that this permanent global Security shall be so exchangeable or transferable for Securities of this series in definitive registered form and executes and delivers to the Security Registrar a Company Order providing that this permanent global Security shall be so exchangeable or transferable, (iii) an event shall have happened and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this permanent global Security is a part, or (iv) there shall exist such other circumstances, if any, in addition to or in lieu of those specified in clauses (i),

(ii) and (iii) as are specified above, this permanent global Security shall be exchangeable for Securities of this series in definitive registered form, provided that the definitive Securities so issued in exchange for this permanent global Security shall be in denominations of $1,000 and any integral multiples thereof or, if this Security is denominated in a Specified Currency, in the denominations indicated above, and be of like aggregate principal amount and tenor as the portion of this permanent global Security to be exchanged. Except as provided above, owners of beneficial interests in this permanent global Security will not be entitled to receive physical delivery of Securities in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture.

     Upon exchange of any portion of this permanent global Security for one or more Securities of this series in definitive registered form, the Trustee or the Security Registrar, as the case may be, shall cancel this permanent global Security and issue a new permanent global Security or Securities of this Series and of like tenor for the remaining principal amount. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more Securities of this series in definitive registered form, this permanent global Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered Security of this series in definitive registered form.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee or by its Authenticating Agent by manual signature, this permanent global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                         PITNEY BOWES CREDIT CORPORATION

                                               By______________________________
                                                 Title:


                                               Attest__________________________
                                                     Title:


           [SEAL]


CERTIFICATE OF AUTHENTICATION
This is one of the permanent
global Securities of the series
designated therein referred to
in the within-mentioned Indenture

SUNTRUST BANK, ATLANTA, as Trustee



By______________________________
  Authorized Officer

                         [Form of Reverse of Security]

                        PITNEY BOWES CREDIT CORPORATION
                           MEDIUM-TERM NOTE, SERIES D
                                (Floating Rate)


     This Security is a permanent global Security evidencing a portion of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of July 31, 1999 (herein called the "Indenture"), between the Company and SunTrust Bank, Atlanta, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This permanent global Security represents a portion of the Securities of the series designated on the face hereof. The Securities of this series may be issued from time to time in an aggregate principal amount of up to $500,000,000 or its equivalent in other currencies or composite currencies, may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be issued at an original issue discount, and be denominated in different currencies.

     If the Maturity Date (or date of redemption or repayment) of this permanent Global Security falls on a day that is not a Market Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Market Day or, if the Interest Rate Basis specified on the face hereof is LIBOR and that day falls in the next calendar month, the next preceding Market Day, as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date (or date of redemption or repayment) to the date of such payment on the next succeeding Market Day.

     This permanent global Security is not subject to redemption prior to the Maturity Date shown above unless a Redemption Commencement Date and Redemption Periods and Redemption Prices are specified above. If so specified, this permanent global Security is subject to redemption upon not less than 30 nor more than 60 days' notice by mail, as a whole or in part, at the election of the Company, during the Redemption Periods and at the Redemption Prices specified on the face hereof, plus interest accrued to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this permanent global Security, or one or more Predecessor permanent global Securities, of record at the close of business on the relevant Record Dates referred to above, all as provided in the Indenture.

     In the event of redemption of this permanent global Security in part only, a new permanent global Security or Securities of this series and of like tenor will be delivered to the Depositary upon the cancellation hereof.

     This permanent global Security is not subject to repayment prior to the Maturity Date shown above unless a Repayment Date, Repayment Periods and Repayment Prices are specified above. If so specified, this Security is subject to repayment at the option of the Holder hereof upon the terms set forth above.

     In the event of repayment of this permanent global Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unpaid portion will be issued to the registered Holder upon the cancellation hereof.

     The interest rate payable on this permanent global Security will be calculated by reference to the Interest Rate Basis specified above (a) plus or minus the Spread specified above, if any, or (b) multiplied by the Spread Multiplier specified above, if any. The Interest Rate Basis may be: (a) the Commercial Paper Rate, (b) the Prime Rate, (c) LIBOR (this permanent global Security being a "LIBOR Security"), (d) the Treasury Rate, (e) the CD Rate, (f) the Federal Funds Rate, (g) the CMT Rate or (h) such other interest rate basis or formula as is specified on the face hereof, as specified above. The "Index Maturity" is the period to maturity of the instrument or obligation from which the Interest Rate Basis is calculated, as specified above.

     All percentages resulting from any calculation on this permanent global Security will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on this Security will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

     Unless otherwise specified above, the "Regular Record Date" with respect to this permanent global Security shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Market Day, and interest will be payable, in the case of permanent global Securities which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as specified above); which reset quarterly, on the third Wednesday of March, June, September and December of each year; which reset semi-annually, on the third Wednesday of the two months of each year specified above; and which reset annually, on the third Wednesday of the month specified above (each an "Interest Payment Date"); and in each case, at maturity or upon earlier redemption or repayment.

     Payments of interest with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date or date of maturity, redemption or repayment, as the case may be. Accrued interest from the Original Issue Date or from the last date to which interest has been paid is calculated by multiplying the face amount of this permanent global Security by an accrued interest factor, computed by adding the interest factor calculated for each day from such starting date to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such day by 360 or, in the case of a Treasury Rate Security or CMT Rate Security, by the actual number of days in the year.

     The rate of interest on this permanent global Security will be reset daily, weekly, monthly, quarterly, semiannually or annually (each an "Interest Reset Date"), as specified above. Unless otherwise specified above, the Interest Reset Date will be, if this permanent global Security resets daily, each Market Day; if this permanent global Security (other than a Treasury Rate Security) resets weekly, the Wednesday of each week, or if this permanent global Security is a Treasury Rate Security, the Tuesday of each week (except as provided below); if this permanent global Security resets monthly, the third Wednesday of each month; if this permanent global Security resets quarterly, the third Wednesday of March, June, September and December; if this permanent global Security resets semi-annually, the third Wednesday of two months of each year, as specified above; and if this permanent global Security resets annually, the third Wednesday of one month of each year, as specified above; provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified above. If any Interest Reset Date would otherwise be a day that is not a Market Day, the Interest Reset Date shall be postponed to the next day that is a Market Day, except that if this permanent global Security is a LIBOR Security and such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.

     If any Interest Payment Date (other than at maturity, redemption or repayment) specified above would otherwise fall on a day that is not a Market Day, such Interest Payment Date shall be the next succeeding Market Day, or in the case of a LIBOR Security, if such succeeding Market Day falls in the next calendar month, such Interest Payment Date shall be the next preceding Market Day.

     The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Security (the "Commercial Paper Interest Determination Date"), for a Prime Rate Security (the "Prime Rate Interest Determination Date"), for a CD Rate Security (the "CD Rate Interest Determination Date"), for a Federal Funds Rate Security (the "Federal Funds Interest Determination Date") and for a CMT Rate Security (the "CMT Rate Interest Determination Date") will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Security (the "LIBOR Interest Determination Date") will be the second London Business Day preceding the applicable Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Security (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holi day, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date. Unless otherwise specified above, the Calculation Date pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Market Day, the next succeeding Market Day or (ii) the Market Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

     Determination of Commercial Paper Rate. If the Interest Rate Basis of this Security is the Commercial Paper Rate, the interest rate with respect to any Interest Reset Date shall equal the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) as of the relevant Commercial Paper Interest Determination Date for commercial paper having the Index Maturity shown above, as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper-- Non-Financial". If that rate is not published before 3:00 P.M., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate with respect to such Interest Reset Date shall be the Money Market Yield of such rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified above as available through the worldwide web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h.15/update, or any successor site or publication of the Board of Governors of the Federal Reserve System (the "H.15 Daily Update") under the heading "Commercial Paper--Non-financial". If by 3:00 P.M., New York City time, on such Calculation Date, such rate is not published in either H.15(519) or H.15 Daily Update, the Commercial Paper Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (which may include one or more of the agents named on the cover of the Company's Prospectus Supplement, dated August 30, 1999, with respect to the series of Securities of which this Security is one (the "Agents") or their affiliates) for commercial paper of the Index Maturity shown above placed for an industrial issuer whose senior unsecured bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned above, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect hereon on such Commercial

Paper Interest Determination Date or, if such Interest Determination Date is the first Interest Determination Date, the Initial Interest Rate specified on the face hereof.

     "Money Market Yield" shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

                  Money Market Yield = 100 x    360 x D
                                             -------------
                                             360 - (D x M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

     Determination of Prime Rate. If the Interest Rate Basis of this Security is the Prime Rate, the interest rate with respect to any Interest Reset Date shall equal the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan" (or any successor heading). In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date shall be the rate on such Prime Rate Interest Determination Date as published in the H.15 Daily Update opposite the caption "Bank Prime Loan". In the event that such rate is not published prior to 3:00 P.M., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service or any successor service (or such other page as may replace the USPRIME1 page on that service or any successor service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent (which may include affiliates of the Agents). If fewer than four such quotations as described in the preceding sentence are so provided, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of four prime rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date as furnished in the City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority selected by the Calculation Agent; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date or, if such Interest Determination Date is the first Interest Determination Date, the Initial Interest Rate specified on the face hereof.

     Determination of LIBOR. If the Interest Rate Basis of this Security is LIBOR, the interest rate with respect to any Interest Reset Date shall be determined in accordance with the following provisions:

          (i) On the relevant LIBOR Interest Determination Date, LIBOR will be either (a) if "LIBOR Reuters" is specified above, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified above, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified above or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified above as the method of calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified above, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

          (ii) If LIBOR with respect to a LIBOR Interest Determination Date is to be determined pursuant to this clause (ii), the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified above, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (which may include affiliates of the Agents) for loans in the Index Currency to leading European banks, having the Index Maturity specified above and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date or, if such Interest Determination Date is the first Interest Determination Date, the Initial Interest Rate specified on the face hereof.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified above, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified above (or any successor page) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified above or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified above as the method for calculating LIBOR, the display on the Bridge Telerate, Inc. (or any successor service), on page 3750 if the U.S. dollar is the Index Currency specified above or on the page specified above if the Index Currency specified above is other than the U.S. dollar (or any successor page), for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     "Index Currency" means the currency (including composite currencies) specified above as the currency for which LIBOR shall be calculated. If no such currency is specified above, the Index Currency shall be U.S. dollars.

     Determination of Treasury Rate. If the Interest Rate Basis of this Security is the Treasury Rate, the interest rate with respect to any Interest Reset Date shall equal the rate for the most recent auction as of the relevant Treasury Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity shown above as published on either the Telerate Page 56 or the Telerate Page 57 under the heading "AVGE INVEST YIELD", or, if not so published by 3:00 P.M., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity shown above are not pub lished or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held during such week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent (which may include one or more of the Agents or their affiliates) for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity shown above; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate determined on such Treasury Interest Determination Date will be the Treasury Rate in effect hereon on such Treasury Interest Determination Date or, if such Treasury Interest Determination Date is the first Interest Determination Date, the Initial Interest Rate specified on the face hereof.

     Determination of CD Rate. If the Interest Rate Basis of this Security is the CD Rate, the interest rate with respect to any Interest Reset Date shall equal the rate for the relevant CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity shown above as published in H.15(519) under the heading "CDs (Secondary Market)" (or any successor heading). In the event that such rate is not published prior to 3:00 P.M., New York City time, on the relevant Calculation Date, then the CD Rate with respect to such Interest Reset Date shall be the rate on such CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published in H.15 Daily Update under the heading "CDs (secondary market)". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or H.15 Daily Update, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (which may include one or more of the Agents or their affiliates) for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable U.S. dollar certificates of deposit, with a remaining maturity closest to the Index Maturity shown above in an amount that is representative for a single transaction in such market at such time; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate with respect to such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date or, if such Interest Determination Date is the first Interest Determination Date, the Initial Interest Rate specified on the face hereof.

     Determination of Federal Funds Rate. If the Interest Rate Basis of this Security is the Federal Funds Rate, the interest rate with respect to any Interest Reset Date shall equal the rate on the relevant Federal Funds Rate Interest Determination Date for Federal Funds having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published by 9:00 A.M., New York City time, on the relevant Calculation Date, then the Federal Funds Rate with respect to such Interest Reset Date will be the rate on such Federal Funds Rate Interest Determination Date as published in H.15 Daily Update under the heading "Federal funds (effective)" (or any successor heading). If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or H.15 Daily Update, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date or, if such Interest Determination Date is the first Interest Determination Date, the Initial Interest Rate specified on the face hereof.

     Determination of CMT Rate Notes. If the Interest Rate Basis of this Security is the CMT Rate, the interest rate with respect to any Interest Reset Date shall equal the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m." (or any successor caption), under the column for the Designated CMT Maturity Index (as defined below), for (i) if the Designated CMT Telerate Page is 7055, the rate on the related CMT Interest Determination Date, or (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as specified on the face hereof, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or is not displayed prior to 3:00 P.M., New York City time, on the relevant Calculation Date, then the CMT Rate with respect to such CMT Interest Determination Date will be that treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or is not published by 3:00 P.M., New York City time, on such Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index, or other United States Treasury rate for the Designated CMT Maturity Index, for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate page and published in the relevant H.15(519). If that information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be calculated by the

Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers ("Reference Dealers") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than the Designated CMT Maturity Index minus one year, provided however, that if the Calculation Agent cannot obtain three Treasury Notes quotations as described in this sentence, the CMT Rate for that CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date of three Reference Dealers in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four, and not five, of the Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of the quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described above, the CMT Rate determined as of such CMT Interest Determination Date will be the CMT Rate in effect on such CMT Interest Determination date or, if such Interest Determination Date is the first Interest Determination Date, the Initial Interest Rate specified on the face hereof. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means (a) the display on the Dow Jones Telerate Service, or any successor service, specified above for the purpose of displaying Treasury Constant Maturities as reported in H.15(519), or any successor page or (b) if no such page is specified above, 7052, for the most recent week.

         "Designated CMT Maturity Index" means (a) the original period to maturity of the U.S. Treasury securities specified above with respect to which the CMT Rate will be calculated, which will be either 1, 2, 3, 5, 7, 10, 20 or 30 years or (b) if no maturity is specified above, two years.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown above. The Calculation Agent shall calculate the interest rate on this permanent global Security in accor dance with the foregoing on each Interest Determination Date or Calculation Date as applicable. The Calculation Agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error. The interest rate on this permanent global Security will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     The Calculation Agent will upon the request of the Holder of this permanent global Security provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date.

     If an Event of Default with respect to the Securi ties of this series shall occur and be continuing, the principal of the Securities of this series (including this permanent global Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compli ance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their con sequences. Any such consent of waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this permanent global Secu rity and of any Security or Securities issued upon the reg istration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no pro vision of this permanent global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this permanent global Security at the times, places and rate, and in the coin or currency, herein prescribed.

     This permanent global Security may not be trans ferred except as a whole by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

     The Securities of this Series may be issued in registered form, without coupons, in denominations of $1,000 and integral multiples thereof or, if this Security is denominated in a Specified Currency, in the denominations indicated on the face hereof, unless otherwise specified above.

     No service charge shall be made for any such reg istration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security of this Series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this permanent global Secu rity is registered as the owner hereof for all purposes, whether or not this permanent global Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this permanent global Security which are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common

     TEN ENT - as tenants by the entireties

     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT - _________Custodian__________
                           (Cust)            (Minor)
                         Uniform Gifts to Minors Act


                         ----------------------------
                                  (State)

     Additional abbreviations may also be used though not in the above list.

          -----------------------------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE


-------------------------------------------------------------------------------
the within permanent global Security and all rights there under, hereby irrevocably constituting and appointing


-------------------------------------------------------------------------------
to transfer said permanent global Security on the books of the Company, with full power of substitution in the prem ises.


Dated:____________                          ___________________________________
                                            NOTICE:  The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            the within instrument in every
                                            particular, without alteration or
                                            enlargement or any change whatever.

                           OPTION TO ELECT REPAYMENT


     The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at the applicable Repayment Price, together with interest to the Repayment Date, to the undersigned at

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
        (Please Print or Typewrite Name and Address of the Undersigned)

and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the undersigned for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):__________________________.


Dated:_____________________                 ______________________________

                                            ______________________________

     NOTICE: The signature to this assignment must correspond with the name as written upon the within Security in every particular, without alteration or enlargement or any change whatever.